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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF ASHLAND COAL, INC.

     The following is a complete list of the subsidiaries of Ashland Coal, Inc., a Delaware corporation:

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                                                                                JURISDICTION OF
                                     NAME                                        INCORPORATION
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
A. B. & H. Processing, Inc.....................................................  Kentucky
Allegheny Land Company(1)......................................................  Delaware
Allegheny Land Company No. 2...................................................  Delaware
Ashland Coal International, Ltd................................................  Barbados
Ashland Coal Sales (Ohio), Inc.................................................  Delaware
Ashland Terminal, Inc..........................................................  Delaware
Coal-Mac, Inc.(2)..............................................................  Kentucky
Mingo Logan Coal Company.......................................................  Delaware
Mountain Gem Land, Inc.(3).....................................................  West Virginia
Mountain Mining, Inc.(4).......................................................  Delaware
Mountaineer Land Company.......................................................  Delaware
Mountaineer Land Company No. 2.................................................  Delaware
P. C. Holding, Inc.............................................................  Delaware
Saarcar Coal, Inc..............................................................  Kentucky
Tri-State Terminals, Inc.......................................................  Delaware
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(1) On December 31, 1995, Servco, Inc., formerly a subsidiary of Ashland Coal,
    Inc.'s Mountain Mining subsidiary, was merged into Allegheny Land Company.

(2) Coal-Mac, Inc. has one subsidiary, which is Bebe Coal Corporation, a Kentucky corporation.

(3) On December 31, 1995, Mountain Gem Land No. 2, Inc., formerly a subsidiary of Ashland Coal, Inc., was merged into Mountain Gem Land, Inc.

(4) Mountain Mining, Inc. has two subsidiaries. Julian Tipple, Inc. is incorporated in Delaware; and Hobet Mining, Inc. is incorporated in West Virginia. On May 31, 1995, Tri-State Testing Co., Inc., was merged into Hobet Mining, Inc. and on March 1, 1996, Sharples Coal Corporation and Old Hickory Coal Company were merged into their parent, Dal-Tex Coal Corporation, and Dal-Tex Coal Corporation was merged into its parent, Hobet Mining, Inc. Former Mountain Mining, Inc. subsidiaries Drennen Tipple Corporation and Filbeth Enterprises, Inc. were merged into Hobet Mining, Inc. on March 1, 1996.

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